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                                                                     Exhibit 4.6


                      AMENDMENT NO. 3 TO CREDIT AGREEMENT
                        Dated as of September 25, 1997


          THIS AMENDMENT NO. 3 TO CREDIT AGREEMENT ("Amendment") is made as of September 25, 1997 by and among TOKHEIM CORPORATION, an Indiana corporation
(the "Company"), certain of the Company's Subsidiaries listed on the signature pages hereof (the "Other Borrowers"), the financial institutions listed on the signature pages hereof (the "Lenders") and NBD BANK, N.A., in its individual capacity as a Bank and as agent (the "Agent") on behalf of the Lenders under that certain Credit Agreement dated as of September 3, 1996 by and among the Company, the Other Borrowers, the Lenders and the Agent (as amended, the "Credit Agreement"). Defined terms used herein and not otherwise defined herein shall have the meaning given to them in the Credit Agreement.

                                  WITNESSETH

          WHEREAS, the Company, the Other Borrowers, the Lenders and the Agent are parties to the Credit Agreement;

          WHEREAS, the Company has requested that the Lenders amend the Credit Agreement in certain respects; and

          WHEREAS, the Lenders and the Agent are willing to amend the Credit Agreement on the terms and conditions set forth herein;

          NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, the Other Borrowers, the Lenders and the Agent have agreed to the following amendments to the Credit Agreement.

     1. Amendments to Credit Agreement. Effective as of September 25, 1997 and subject to the satisfaction of the conditions precedent set forth in Section 2 below, the Credit Agreement is hereby amended as follows:

          1.1. Section 6.9 of the Credit Agreement is hereby amended by adding the following new subsection (ix) at the end thereof:

               "(ix) the sale of the stock of the Subsidiary of Sofitam Equipement to which Sofitam Equipement contributed its Bulk Meter business."

          1.2 Section 6.17 of the Credit Agreement is hereby amended by adding the following new subsection (vii) at the end thereof:

               "(vii) acquisitions which satisfy all of the following conditions:

                       (a) all acquisitions permitted by this subsection 6.17
                    (vii) shall require the Company or any of its Subsidiary to pay (or assume
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                    Indebtedness) an aggregate amount for all such acquisitions not in excess of $5,000,000 or the Equivalent Amount thereof;

                    (b) no Default or Unmatured Default shall have occurred and be continuing at the time of the closing of any such acquisition or would result therefrom;

                    (c) the business being acquired is substantially similar, related or incidental to the business of the Company and its Subsidiaries;

                    (d) the acquisition is consummated pursuant to a negotiated acquisition agreement on a non-hostile basis;

                    (e) any additional Collateral Documents considered appropriate by the Agent are executed by the applicable Person and, if appropriate, filed;

                    (f) prior to any such acquisition, the Company shall deliver to the Agent (i) a certificate demonstrating to the satisfaction of the Agent that after giving effect to the acquisition on a pro forma basis, the Company and its Subsidiaries will be in compliance with the financial covenants in the Credit Agreement and (ii) such other information as the Agent shall reasonably request."

     2. Conditions of Effectiveness. This Amendment shall become effective and be deemed effective as of September 25, 1997, if, and only if, the Agent shall have received each of the following:

          (a) duly executed originals of this Amendment from the Company, the Other Borrowers and the Required Lenders;

          (b) payment of an amendment fee of $5,000 to each of the Lenders (other than The First National Bank of Chicago, London Branch, Bank of Montreal, London Branch and Bank of America NT & SA, London Branch) that executes this amendment and delivers its signature page to the Agent on or before September 25, 1997; and

          (c) such other documents, instruments and agreements as the Agent may reasonably request.

     3. Representations and Warranties of the Company. The Company and the Other Borrowers hereby represent and warrant as follows:

          (a) This Amendment and the Credit Agreement as previously executed and amended and as amended hereby, constitute legal, valid and binding obligations of the Company and the Other Borrowers and are enforceable against the Company and the Other Borrowers in accordance with their terms.

                                       2
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          (b)  Upon the  effectiveness of this Amendment, the Company and the
Other Borrowers hereby reaffirm all covenants, representations and warranties made in the Credit Agreement, to the extent the same are not amended hereby, and agree that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment.

     4.   Reference to the Effect on the Credit Agreement.

          (a) Upon the effectiveness of Section 1 hereof, on and after the date hereof, each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Credit Agreement dated as of September 3, 1996, as amended previously and as amended hereby.

          (b) Except as specifically amended above, the Credit Agreement dated as of September 3, 1996 and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect, and are hereby ratified and confirmed.

          (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Agent or any of the Lenders, nor constitute a waiver of any provision of the Credit Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith.

     5. Costs and Expenses. The Company agrees to pay all reasonable costs, fees and out-of-pocket expenses (including attorneys' fees and expenses charged to the Agent) incurred by the Agent in connection with the preparation, execution and enforcement of this Amendment.

     6. Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws (as opposed to the conflict of law provisions) of the State of Illinois.

     7. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

     8. Counterparts. This Amendment may be executed by one or more of the parties to the Amendment on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

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          IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.


                              TOKHEIM CORPORATION

                              By:  /s/ John A. Negovetich
                                  --------------------------------
                              Title:   President & CFO
                                     -----------------------------

                              SOGEN S.A., as a Borrower

                              By:  /s/  John A. Negovetich
                                  --------------------------------
                              Title:    Director
                                     -----------------------------


                              SOFITAM INTERNATIONAL S.A.,
                               as a Borrower

                              By:  /s/  John A. Negovetich
                                  --------------------------------
                              Title:    Director
                                     -----------------------------


                              SOFITAM EQUIPEMENT S.A.,
                               as a Borrower

                              By:  /s/  John A. Negovetich
                                  --------------------------------
                              Title:    Director
                                     -----------------------------

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                              CREDIT LYONNAIS, CHICAGO BRANCH,
                               as a Lender

                              By:  /s/ Sandra E. Horwitz
                                  --------------------------------
                              Title:   Senior Vice President
                                     -----------------------------


                              HARRIS TRUST AND SAVINGS BANK,
                               as a Lender

                              By:  /s/ Peter Krawchuk
                                  --------------------------------
                              Title:   Vice President
                                     ------------------------------


                              BANK OF MONTREAL, LONDON BRANCH,
                               as a Lender with respect to the French
                               Borrowing Subsidiaries

                              By:  /s/ Colin Ferguson
                                  --------------------------------
                              Title:   Director
                                     -----------------------------


                              BANK OF AMERICA NT & SA (formerly
                              Bank of America Illinois), as a Lender

                              By:  /s/ Jean-Paul Monier
                                  --------------------------------
                              Title:   Vice President
                                     -----------------------------


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